                CONTRACT FOR GRANT OF STATE-OWNED LAND USE RIGHT

                              (Land Grant Contract)

                            Xu Tu Chu (2006) No. 102

Parties to the Contract:

Grantor: Land and Resources Bureau of Xuyi County, Jiangsu Province, PRC
(hereinafter referred to as "Party A")

Grantee: Jiangsu Fanli Steel Pipe Co., Ltd. (hereinafter referred to as "Party
B")

In accordance with the Interim Regulations of the PRC Concerning Assignment and
Transfer of State-owned Land Use Right in Urban Areas and other relevant state and local laws and regulations, and adhering to the principles of equality, voluntariness and paid land assignment, the Parties hereby agree as follows:

Article 1  Party A grants the land use right in accordance with this Contract.
           The land ownership shall belong to the People's Republic of China.
           The state and the government have the rights of jurisdiction and administrative management over the land that are conferred by law, and other powers which, in accordance with the relevant laws and regulations of the PRC, shall be executed by the state, as well as such other rights and interests as necessary for the public interest.
           Any underground resources and municipal public facilities shall not be within the scope of the granted land use right.

Article 2  The land that Party A grants to Party B is located in the industrial development zone with the land No. with a total area of
           Twenty One Thousand Eight Hundred and Seventy Six square meters
           (21,876 square meters). The four boundaries of the land are shown in the appendix - "Drawing of the Four Boundaries of the Granted Land."

Article 3  The term of the land use right grant under this Contract shall be
           50 years.

Article 4  The land under this Contract shall be used for industrial construction in accordance with the approved general planning. During the term of the grant, if Party B desires to change the use of the land and the Conditions of Land Use provided in this Contract, it shall obtain the consent of Party A, sign a new land use right grant contract in accordance with the relevant regulations and Article 13 of this Contract, adjust the land grant fees, and complete the formalities for registration of the land use right.

Article 5  Conditions of Land Use: a. Floor Area Ratio shall not be lower than
           0.8; b. the construction density shall not be less than 45%; c. the greenery ratio shall not be higher than 25%; d. the land area used for auxiliary facilities such as internal administrative offices shall not exceed 10% of the total land area; e. the

           investment ratio shall not be less than RMB 1.2 million per mu;
           f. any other stipulations of the construction departments.

Article 6  Party B agrees to pay Party A the land use right grant fees, land use fees, value-added tax in relation to the transfer of land, and other national taxes (fees) related to the land in accordance with the stipulations of this Contract.

Article 7  The land use right grant fee for this plot of land is RMB 90 per square meter, for a total amount of RMB One Million Nine Hundred and
           Sixty Eight Thousand Eight Hundred and Forty (RMB 1,968,840).

Article 8  Within 15 days from the date that both parties sign this Contract,
           Party B shall make full payment of the relevant fees related to the land use right to Party A by check or by cash, the total amount of which shall be RMB One Million Nine Hundred and Sixty Eight Thousand
           Eight Hundred and Forty (RMB 1,968,840).

           If Party B fails to make full payment 30 days after the due date,
           Party A is entitled to cancel this Contract and Party B shall compensate Party A for the losses caused by its breach of this
           Contract.

Article 9  Within 30 days from the date Party B has made full payment of the relevant land use right fee, Party A shall issue the Approval
           Certificate for Construction Land, upon receipt of which Party B may commence construction. Upon the completion of the construction, and when the project has met the investment ratio, land utilization intensity and other requirements as provided in this Contract, as verified by Party A, Party B shall, in accordance with the relevant regulations, apply with Party A for the registration of land use right by presenting this Contract, the receipt for payment of land use fee and the Approval Opinion for the Project Completion of
           Construction Projects, in order to obtain the Certificate for
           State-owned Land Use Right and obtain the land use right.

Article 10 Party B shall use the land in a lawful and reasonable manner; any activities of Party B on the land shall not damage or destroy the surrounding environment or facilities; if Party B causes any losses to the state or other entities, it shall compensate the relevant party for the losses thereof.

Article 11 Party B shall commence construction prior to January 30, 2007. If
           Party B fails to commence construction on time, it shall apply to
           Party A for extension 5 days in advance, and with the consent of
           Party A, Party B may postpone the construction, provided such postponement shall not exceed one month.

Article 12 Upon the expiration of the term for assignment, Party A has the right to take back the land use right without consideration, and the party occupying the land shall handle the registration formalities for cancellation of the land use right and return the Certificate for
           State-owned Land Use Right.

           If Party B desires to continue to use the land upon expiration of the grant, it shall submit a renewal application to Party A two months before the expiration

           of grant term and, upon the approval thereof and the determination of the new term for the land use right grant, land use right grant fee and other conditions, sign a new land grant contract and handle the formalities for the registration of land use right.

Article 13 Within the term of this Contract, Party A shall not take back the land by reason of any change of city planning. However, under special circumstances, as required by public interest, Party A may take back the land in advance in accordance with relevant legal procedures, and compensate Party B according to the value of the buildings and other attachments on the land at that time, and the value of the land use right for the remaining period.

Article 14 Party B is entitled to transfer, lease or mortgage the land in whole or in part for the remaining period if Party B shall have invested, developed and utilized the land in accordance with this
           Contract and the Conditions of Land Use, and the investment has reached 25% of the total investment (excluding the land grant fee) or the completed construction area has reached 25% of total design area.

           The first-time assignment, lease or mortgage shall follow the stipulations below:

           For an assignment or lease which would change the use of the land,
           Party B shall pay the additional land grant fee in accordance with the market price of the land at the time of assignment or lease; for an assignment or lease which would not change the use of the land,
           Party B shall pay the difference in the land grant fee based on the actual price at the time of the land grant or pay an appropriate percentage of the rent.

           If a mortgage right is exercised, the proceeds from the foreclosure of the land use right shall first be paid for the difference in the land grant fee at the time the government granted the land.

Article 15 Within the term of land use, the land administration authority may supervise and inspect the development and use, transfer, lease, mortgage and termination of the assigned land use right according to law.

Article 16 Should Party B fail to construct as agreed after obtaining the land use right , it shall pay to [Party A] 20% of the relevant land use right fees that have been paid as default penalty or Party A may take back the land with the original price of the land grant and make new arrangements for the use of the land. Should Party B fail to invest or construct for two consecutive years, Party A is entitled to take back the land without consideration.

Article 17 If Party B delays in obtaining the land use right due to the fault of Party A, Party A shall compensate Party B for 20% of the relevant land use right fees that have been paid as default penalty.

Article 18 The execution, effectiveness, construction, performance and dispute of this Contract shall be protected and governed by the laws of the People's Republic of China.

Article 19 Any dispute arising out of or in connection with this Contract shall first be settled by both Parties through good faith
           negotiation. If the Parties fail to settle the disputes through good faith negotiation, the Parties may submit it to Xuyi County Economic
           Contract Arbitration Commission for arbitration.

Articles 20 The plan for the grant of this land parcel has been approved by
           Xuyi County People's Government, and this Contract shall become effective on the date when the legal representatives (authorized representatives) of both Parties sign this Contract and the seals of the Parties are affixed to this Contract.

Article 21 This Contract shall be made in two copies, with each party holding one copy; each copy is of equal legal force.

           The contract consists of six pages. The Chinese version shall govern.

Article 22 The amounts and areas in this Contract shall be expressed in both words and figures and they shall conform with each other; should there be any differences, the expressions in words shall prevail.

Article 23 This Contract is made and executed in Xuyi County, Jiangsu
           Province, PRC on the 31st day of December, 2006.

Article 24 Both parties may have further negotiations about the matters not mentioned herein; supplementary agreements shall constitute the appendix of this Contract and have equal legal force with this
           Contract.

           Party A: Land and Resources Bureau of Xuyi County, Jiangsu
           Province, P.R.C

           (Seal) ___________________

           Legal representative (authorized representative): /s/
                                                             -------------------

           Address of legal person: ______________________________

           Bank name: ______________________________

           Account: _________________________

           Postal code:       211700
                        -----------------------

           Telephone: _________________________

           Party B: Jiangsu Fanli Steel Pipe Co., Ltd.

           (Seal) ___________________

           Legal representative (authorized representative): /s/ Longhua Piao
                                                             -------------------

           Address of legal person: ____________________________

           Bank name: _____________________________

           Account: __________________________

           Postal code: _________________________

           Telephone: __________________________